EXHIBIT 99.1

          IGIA, INC. STATES TERMS OF PRIVATE PLACEMENT EQUITY FINANCING --Solicitations of Floorless Debentures Unauthorized by the Company--

NEW YORK, NY: August 2, 2004: IGIA, Inc. (OTC BB: IGAI), a leading designer, developer, and worldwide marketer of personal and home care items, announced today that it is engaged in a private placement of Units consisting of convertible preferred stock and warrants to purchase shares of the Company's common stock. The Unit pricing has a floor of $1.00 and a ceiling of $2.00 with a 12-month gating contingency if the stock is below $2.50. The Company reported a profitable quarter in its recent 10QSB filing; it is currently raising capital to finance the introduction and development of new product lines.

The Company has been made aware of numerous term sheets soliciting an investment in the Company's securities without its consent. The Company believes these unauthorized solicitations have resulted in illegal naked short sales of the Company's common stock and depressed its market price. The Company has not authorized any person to offer the Company's securities on different terms. Any person offering the Company's securities on terms other those set forth in this press release is doing so illegally without the Company's consent or authorization.

The Company is continuing with its core business, which is cash flow positive with internal growth and had revenues of $6.6 million for the first quarter ending May 31, 2004. The Company does not need additional funding to maintain its core business. The Company is raising capital to finance the introduction and development of new product lines. The Company will continue to leave the PPM open and conclude financing when market conditions allow.

The securities to be offered in the proposed private placement will not be registered under the Securities Act of 1933, as amended, or under any applicable state laws and may not be offered or sold in the United States absent such registration or the availability of an exemption from registration under applicable federal and state securities laws. The securities will be issued pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended. In connection with the proposed private placement, the Company expects to agree, subject to terms and conditions acceptable to the Company, to file a registration statement under the Securities Act of 1933, as amended, covering the resale of securities sold in the private placement. This press release has been issued in reliance on Rule 135c under the Securities Act of 1933, as amended, and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities proposed to be sold in the anticipated private placement in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

ABOUT IGIA, INC.

IGIA, Inc., with its wholly owned subsidiary Tactica International, Inc., ("Tactica"), is a leading designer, developer, and worldwide marketer of personal and home care items. Its globally recognized portfolio of brands includes IGIA(R) and Singer(R). Tactica, through its registered proprietary logo As Seen On TV(TM), is a leader in its innovative IGIA(R) personal care products. The IGIA name ranks amongst the most recognizable personal care brands as cited by an industry publication. In addition, Tactica holds an exclusive license to market an innovative line of floor care products under the Singer(R) name. Tactica markets and sells these products through TV infomercials, mass-market retailers having more than 40,000 stores as well as specialty retailers, catalogs and through http://www.igia.com and http://www.singervac.com.

This press release contains forward-looking statements. The words or phrases "may," "intends," "expects," "estimate," "indicate," "plans," "anticipates," "could," "if," "projects," "forecast," "should" or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include: (a) whether IGIA, Inc. ("the Company") continue on its growth; (b) whether the Company will have adequate financing to expand its business and execute acquisitions; (c) whether the Company will effectively manage its expanding operations, which will place significant demands on its managerial, financial, and informational systems; (d) whether general economic conditions and the regulatory environment will be favorable to the growth of the Company's business; (e) whether the Company will complete a private placement equity financing involving the sale of units consisting of shares of the Company's convertible preferred stock and warrants to purchase shares of the Company's common stock; (f) whether the Company obtains proceeds from the private placement and, if so, whether the net proceeds from it will be used, in part, to finance the Company's new product lines, (g) whether the Company will agree, under terms acceptable to it, to file a registration statement under the Securities Act of 1933, as amended, covering the resale of securities sold in the private placement; and (h) other factors set forth in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, which may be reviewed by accessing the SEC's EDGAR system at www.sec.gov. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. Unless otherwise required by applicable law, the Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statements.

================================================================================

For more information, contact:
Geoffrey Eiten
OTC Financial Network
781-444-6100x613
geiten@otcfn.com
----------------
See also http://www.otcfn.com/igai
         -------------------------